Exhibit 10(a)73















                              THE SOUTHERN COMPANY
                              PERFORMANCE PAY PLAN

                             As Amended and Restated
                            Effective January 1, 1996

                              THE SOUTHERN COMPANY
                              PERFORMANCE PAY PLAN

                             As Amended and Restated
                            Effective January 1, 1996




ARTICLE           DESCRIPTION                             PAGE


I    Definitions...........................................1


II   Participation.........................................5


III  Funding of Incentive Pay Awards.......................7


IV  Incentive Pay Award Opportunities......................9


V   Administration of Plan................................10


VI  Miscellaneous Provisions..............................12

                              THE SOUTHERN COMPANY
                              PERFORMANCE PAY PLAN

                                    Purposes

         The purposes of the Performance Pay Plan are to focus the attention and efforts of employees on goals which have a direct and significant influence on individual, organizational and corporate performance; to improve the correlation between pay and performance for the achievement of individual, organizational and corporate goals; and to provide the potential for levels of compensation that will enhance the ability of the Operating Companies to attract, retain, and motivate employees. In order to achieve these objectives, the Performance Pay Plan is intended to pay additional compensation to eligible employees based upon individual, organizational and corporate performance. Such compensation shall be paid out of the general assets of The Southern Company. No benefits under the Performance Pay Plan shall be deferred or held in trust for the benefit of eligible employees. The Performance Pay Plan is not intended to be an employee benefit plan or any other plan subject to regulation by the Employee Retirement Income Security Act of 1974.

         The Performance Pay Plan was established effective January 1, 1989. It has subsequently been amended and restated effective January 1, 1991 and January 1, 1993. The Board of Directors of Southern Company Services, Inc. now desires to amend and restate the Performance Pay Plan to expand eligibility and modify the basis for funding and allocating Incentive Pay Awards. The effective date of this amendment and restatement (the "Restatement Effective Date") of the Performance Pay Plan shall be January 1, 1996.

                                    ARTICLE I
                                  Definitions

         For purposes of the Performance Pay Plan, the following terms shall have the following meanings, unless a different meaning is plainly required by the context:

         1.1 "Annual Salary" shall mean with respect to Employees the base salary or wages paid to a Participant before deductions for taxes, social security, etc., including all amounts contributed by an Operating Company to The Southern Electric System Flexible Benefits Plan or The Southern Company Flexible Benefits Plan on behalf of a Participant, amounts contributed by any Operating Company to The Southern Company Employee Savings Plan as Elective Employer Contributions, as said term is defined in Section 4.1 therein, pursuant to the Participant's exercise of his deferral option made in accordance with Section 401(k) of the Internal Revenue Code, and amounts contributed to the Deferred Compensation Plan for The Southern Company, but excluding all awards under The Southern Company Performance Pay Plan and The Southern Company Productivity Improvement Plan, overtime pay, shift differential and substitution pay. With respect to Covered Employees, "Annual Salary" shall be defined in the Covered Employee Plan established by an Operating Company for the benefit of Covered Employees.

         1.2 "Base Funding Opportunity" shall mean the funding percentage determined with reference to ROE earned by The Southern Company and each Operating Company as provided in Appendix A.

     1.3 "Board of Directors" shall mean the Board of Directors of Southern Company Services, Inc.

         1.4 "Company Goals" shall mean the goals established annually by The Southern Company Leadership Council and set forth in Schedule V.

         1.5 "Covered Employee" shall mean an employee of an Operating Company covered by a collective bargaining agreement between the Operating Company and a union or other employee representative who participates in a Covered Employee Plan.

         1.6 "Covered Employee Plan" shall mean a performance based plan established for the benefit of Covered Employees by an Operating Company pursuant to a collective bargaining agreement which plan is maintained in conjunction with this Performance Pay Plan.

     1.7  "Earnings   Thresholds"  shall  mean  The  Southern  Company  Earnings
Threshold and the Operating Company Earnings Threshold set forth at Section 3.1 of the Plan.

     1.8 "Effective Date" shall mean January 1, 1989. The "Restatement Effective Date" shall mean
January 1, 1996.

         1.9 "Grade Value" shall mean with respect to Employees the assigned dollar value within the Annual Salary range for a grade level in a Performance Period and upon which Incentive Pay Awards are based. Grade Values of Employees who commence service during a Performance Period and Grade Values of Employees who terminate their employment for one of the reasons set forth in Section 2.1(b)(1)-(5) shall be prorated based upon their date of commencement or termination of service with their Operating Company in accordance with Schedule I or Schedule II, as appropriate. With respect to Covered Employees, "Grade Value" shall be defined in the Covered Employee Plan established by the Operating Company in which such Covered Employee participates.

     1.10 "Incentive Pay Award" shall mean the amount awarded to a Participant in accordance with Article
IV.

         1.11 "Incentive Pay Award Pool" shall mean the pool of funds established in accordance with Article III either for the benefit of Employees or for the benefit of Covered Employees, respectively, and which funds are allocated to each Operating Company.

         1.12 "Employee" shall mean each active full-time and regular part-time employee of an Operating Company, regardless of their classification as an exempt or non-exempt employee. The term "Employee" shall not include any person who is a temporary employee, cooperative employee, a contractor of an Operating Company or an employee covered by a collective bargaining agreement unless such employee is eligible to participate in the Plan as an Employee pursuant to an agreement between his Operating Company and his collective bargaining representative. In addition, the term "Employee" shall not include any employee who is eligible to participate in any incentive compensation program maintained by his Operating Company that specifically provides that an eligible employee under such program shall not be entitled to also receive Incentive Pay Awards under this Plan.

         1.13 "Operating Companies" shall mean Southern Company Services, Inc., or any affiliate or subsidiary (direct or indirect) of The Southern Company, which the Board of Directors may from time to time determine to be eligible to participate under the Plan and which shall adopt the Plan, and any successor of any such affiliate or subsidiary. The Operating Companies as of the Restatement Effective Date are as follows: Alabama Power Company, Georgia Power Company, Gulf Power Company, Mississippi Power Company, Savannah Electric and Power Company, Southern Company Services, Inc. and Southern Nuclear Operating Company, Inc.

     1.14 "Participant" shall mean all Employees and Covered Employees who satisfy the criteria set forth in Article II.

         1.15 "Performance Period" shall mean each 12-month period commencing on the first day of January and ending on the last day of December next following.

         1.16 "Plan" shall mean The Southern Company Performance Pay Plan, as described herein or as from time to time amended.

     1.17 "Plan Administrator" shall mean Southern Company Compensation and Benefits Department.

         1.18     "ROE" shall mean return on equity.

     1.19 "The Southern  Company Earnings Test" shall mean the test set forth at
Section 3.2(b) of the Plan.

         1.20 "The Southern Company Earnings Threshold" shall mean the percentage ROE determined under Section 3.1(a).

         Where the context requires, words in the masculine gender include the feminine and neuter genders and words in the singular include the plural and words in the plural include the singular.

                                   ARTICLE II
                                 Participation

     2.1 Employees. All Employees of an Operating Company shall be eligible to participate in the Plan and receive Incentive Pay Awards.

         (a) Employees who commence service with an Operating Company after January 1 and before December 15 of a Performance Period shall be eligible to receive Incentive Pay Awards in the same proportion as the ratio of the number of months employed during a Performance Period bears to the total number of months in a Performance Period. For purposes of calculating the number of months of employment with an Operating Company under this Section 2.1:

          (1) Employees whose effective date of employment is on or before the fourteenth (14th) day of a month shall be considered Employees as of the first day of such month; and

          (2) Employees whose effective date of employment is on or after the fifteenth (15th) day of a month shall not be considered Employees until the first day of the next succeeding month.

                  Employees whose effective date of employment is on or after December 15 of a Performance Period shall not be eligible to participate until the next succeeding Performance Period.

         (b) Employees whose employment with an Operating Company is terminated during a Performance Period for one of the following reasons shall be eligible to receive an Incentive Pay Award for such Performance Period on a pro-rata basis:

                    (1) retirement,

                    (2) total  disability (as determined by the Social  Security
               Administration),

                    (3) death,

                    (4) termination of employment, but only in the event the Participant shall transfer to or be reemployed by Southern Electric International, Inc., or any successor thereto, during such Performance Period, or

                    (5) termination  from  participation in the Plan because the requirements of Section 1.13 above are not met.

                  The pro-rata amount of an Incentive Pay Award shall be determined for the Performance Period in which such termination described above occurs by a fraction which is the number of months of employment with an Operating Company during the Performance Period, divided by the total number of months in the Performance Period. For purposes of calculating the number of months of employment with an Operating Company under this Section 2.(1)(b) for an Employee whose service is terminated for one of the reasons described above:

                  (1) The month in which the Employee's service terminates shall not be considered if such terminating event occurs on or before the fourteenth
(14th) day of the month; and

                  (2) The month in which the Employee's service terminates shall be considered if such terminating event occurs on or after the fifteenth (15th) day of the month.

                  An Employee whose employment with an Operating Company is terminated during a Performance Period for any reason other the reasons described above shall not be eligible to receive an Incentive Pay Award for such Performance Period.

     (c) Notwithstanding paragraphs (a) and (b) above, the following employees of Alabama Power Company are ineligible to participate in the Plan: Appliance Sales Persons with Job Code 4074 and Commissioned Commercial Account Managers with Job Code 5867.

         2.2 Covered Employees. All Covered Employees of an Operating Company who are covered under a Covered Employee Plan shall not be eligible to participate in the Plan, but shall be eligible to participate in the Covered Employee Plan and to receive Incentive Pay Awards in accordance with the terms of such Covered Employee Plan.

                                   ARTICLE III
                        Funding of Incentive Pay Awards

         3.1 Earnings Thresholds. Incentive Pay Award Pools shall be eligible for funding for the Performance Period in an amount determined in accordance with this Article III of the Plan for each Operating Company, provided both of the following Earnings Thresholds are achieved:

         (a) Southern Company Earnings Threshold - The Southern Company achieves earnings during the Performance Period equal to or greater than a percentage return on equity, which percentage is designated by The Southern Company Management Council by no later than the end of each Performance Period and which percentage shall be set forth on Schedule III; and

         (b) Operating Company Earnings Threshold - Each Operating Company achieves earnings during the Performance Period equal to or greater than a percentage return on equity, which percentage is designated by The Southern Company Management Council by no later than the end of each Performance Period and which percentage and its dollar equivalent shall be set forth on Schedule IV.

If, during the Performance Period, The Southern Company Earnings Threshold is not satisfied, no Incentive Pay Award Pool for any Operating Company shall be eligible for funding. If, during the Performance Period, The Southern Company Earnings Threshold is satisfied, but an Operating Company fails to satisfy its Operating Company Earnings Threshold, such Operating Company's Incentive Pay Award Pool shall not be eligible for funding. If, during the Performance Period, The Southern Company Earnings Threshold is satisfied and the Operating Company satisfies its Operating Company Earnings Threshold, such Operating Company's Incentive Pay Award Pools shall be eligible for funding in accordance with this
Article III.

         3.2 Funding for Employee Participants. Subject to paragraph (c) below, Plan funding for the Incentive Pay Award Pool benefiting Employees for each Operating Company shall equal for any given Performance Period the percentage provided under The Southern Company Earnings Test set forth in paragraph (a) below reduced or increased by the achievement of the Company Goals set forth in paragraph (b) below.

     (a) The Southern Company Earnings Test. The Southern Company Earnings Test set forth in Appendix A shall be applied at the end of each Performance Period to determine the Base Funding Opportunity.

     (b) Company Goals. The Chief Executive Officer of The Southern Company shall determine in his sole discretion whether to increase or decrease the Base Funding Opportunity established in paragraph (a) above based on achievement of the Company Goals set forth in Schedule V. Such increase or decrease shall not cause a deviation of more than 10% in the Base Funding Opportunity.

     (c) If an Employee Participant transfers from one Funding Unit to another Funding Unit during a Performance Period, the transferee Funding Unit will fund such Participant's Incentive Pay Award for the entire Performance Period, and shall include such Participant's Grade Value in the calculation of the Incentive Pay Award Pool for the transferee Funding Unit without prorating the Grade Value of such Participant for the Performance Period.

     3.3 Funding for Covered Employee Participants. With respect to a Covered Employee Plan sponsored by an Operating Company, such Plan shall be funded in accordance with this Section 3.3.

         (a) A Covered Employee Plan shall be eligible for funding provided the Earnings Thresholds set forth in Section 3.1 are satisfied.

         (b) Provided the Incentive Pay Award Pool for a Covered Employee Plan is eligible for funding under Paragraph (a) above, the Incentive Pay Award Pool for a Covered Employee Plan shall be funded in accordance with its terms, except that the maximum dollar amount of the Incentive Pay Award Pool for the Covered Employee Plan shall be subject to and may be limited by The Southern Company Earnings Test.

         3.4 Extraordinary Item Exception. If requested by an Operating Company, at the sole discretion of the Chief Executive Officer of The Southern Company, the Incentive Pay Award Pool for a Performance Period may be calculated without regard to any extraordinary item of income or expense ("Extraordinary Item") incurred by The Southern Company or any Operating Company, provided such determination is made prior to the close of the Performance Period. If the Chief Executive Officer of The Southern Company approves an Extraordinary Item, it shall be identified in Schedule VI, and, in addition, an explanation as to how such Extraordinary Item shall impact upon the funding of the Plan and the Incentive Pay Award Pool of the Operating Company requesting approval of the Extraordinary Item shall be set forth therein.

     3.5  Determination  of  Funding  Amount.  Funding in  accordance  with this
Article III shall be fixed in all events by the end of each Performance Period.

                                   ARTICLE IV
                       Incentive Pay Award Opportunities

         4.1      Employee Participants.

         (a) The Incentive Pay Award Pool benefiting Employee Participants of an Operating Company shall be allocated to each Operating Company in accordance with Article III. The amount allocated to each Operating Company shall then be allocated by the Plan Administrator among Participants in proportion to each such Participant's Annual Salary, except that for the 1996 Performance Period only, the Plan Administrator, in its sole discretion, may allocate such Incentive Pay Awards for all or certain Participants based on their Grade Value.

         (b) The Plan Administrator shall be solely responsible for calculating each Participant's Incentive Pay Award and distributing such Incentive Pay Award.

         (c) The Plan Administrator shall endeavor to pay the Incentive Pay Awards for a Performance Period to the Participants not later than two and one-half (2 1/2) months following the close of the preceding Performance Period, or such shorter or longer period of time following the close of the preceding Performance Period as may be required under the Internal Revenue Code to preserve the federal income tax deduction for Incentive Pay Awards paid with respect to such Performance Period. The Incentive Pay Award payment shall be made in cash or its functional equivalent and the receipt of such payment may not be deferred at the option of the Participant. In the event of a Participant's death prior to the payment of any Incentive Pay Award payable to the Participant, such amount shall be paid to the estate of the Participant.

         4.2      Covered Employee Participants.

         (a) The Incentive Pay Award Pool benefiting Covered Employees of an Operating Company shall be allocated among Covered Employee Participants in the Covered Employee Plan in accordance with the terms of such Covered Employee Plan.

         (b) The Plan Administrator shall be solely responsible for calculating and distributing each Participant's Incentive Pay Award in accordance with the terms of the Covered Employee Plan in which the Covered Employee Participant participates.

                                    ARTICLE V
                             Administration of Plan

         5.1 Employment of Agents. The Plan Administrator shall be responsible for the daily administration of the Plan and may appoint other persons or entities to perform or assist in the performance of any of its fiduciary duties, subject to its review and approval. The Plan Administrator shall have the right to remove any such appointee from his position without cause upon notice. Any person, group of persons, or entity may serve in more than one fiduciary capacity.

         5.2      Record Keeping and Reporting.

         (a) The Plan Administrator shall maintain permanent records and accounts of Participants and shall be responsible for all receipts, disbursements, transfers and other transactions concerning the Plan. Such accounts, books, and records relating thereto shall be open to inspection and audit by the Boards of Directors of the Operating Companies and any persons designated thereby at all reasonable times.

         (b) The Plan Administrator shall undertake the preparation and filing of all documents and forms required by any governmental agency. The Plan Administrator shall keep all such books of account records, and other data as may be necessary for proper administration of the Plan.

         5.3 Responsibilities in General. The Plan Administrator shall administer the Plan in accordance with its terms and shall have all powers necessary to carry out the provisions of the Plan as more particularly set forth herein. The Plan Administrator shall interpret the Plan and shall determine all questions concerning eligibility, administration, interpretation, and application of the Plan, and all such determinations shall be conclusive and binding on all Participants and interested persons. The Plan Administrator shall adopt such procedures and guidelines as it deems necessary and/or desirable in order to discharge its duties hereunder.

         5.4 Indemnification. The Operating Companies shall indemnify the Plan Administrator against any and all claims, losses, damages, expenses, and liability arising from its actions or omissions, except when the same is finally adjudicated to be due to gross negligence or willful misconduct. The Operating Companies may purchase at their own expense sufficient liability insurance for the Plan Administrator to cover any and all claims, losses, damages, and expenses arising from any action or omission in connection with the execution of the duties as the Plan Administrator.

     5.5 Service of Process. The Plan Administrator shall be the appointed agent for the service of process.

                                   ARTICLE VI
                            Miscellaneous Provisions

         6.1 No Right of Assignment or Alienation. Neither the Participant nor his personal representative shall have any rights to commute, sell, assign, transfer or otherwise convey the right to receive any payments hereunder, which payments and the rights thereto are expressly declared to be nonassignable and nontransferable. Any attempt to assign or transfer the right to payments of this Plan shall be void and have no effect.

     6.2 No Trust Requirement. The Operating Company shall not reserve or otherwise set aside funds for the payments of Incentive Pay Awards under the Plan.

         6.3 Amendment and Termination of Plan. The Board of Directors may terminate the Plan at any time or may from time to time amend the Plan; provided, however, that no amendment shall impair any rights to payments which have been earned under the Plan prior to the termination or amendment. Any amendment or termination of the Plan shall apply, in the Board of Directors' sole discretion, with respect to all Employees as defined in Section 1.12 participating in the Plan, irrespective of whether any such amendment or termination has been collectively bargained. Notwithstanding the foregoing, in the event that the Plan is terminated before funding is fixed at the end of a Performance Period, no Incentive Pay Award shall be funded, and accordingly, no Incentive Pay Awards shall be paid for such Performance Period.

         6.4      Incentive Pay Award as Compensation.
         (a) Incentive Pay Awards made in accordance with the Plan are in addition to any other benefits or compensation to which a Participant may be entitled or for which he may be eligible, whether funded or unfunded, by reason of his employment with the Operating Company.

         (b) There shall be deducted from each Incentive Pay Award to a Participant the amount of any tax required to be withheld by any governmental authority and paid over by the Operating Company to such governmental authority.

         6.5 Coordination with Benefit Plans. Any Incentive Pay Awards paid to a Participant while employed by an Operating Company shall not be considered in the calculation of the Participant's benefits under any employee welfare or pension benefit plan maintained by an Operating Company, unless otherwise specifically provided therein.

         6.6 Plan Not a Contract. The Plan shall not be deemed to constitute a contract between an Operating Company and any Employee or Covered Employee, nor shall anything herein contained be deemed to give any Employee or Covered Employee any right to be retained in the employ of an Operating Company or interfere with the right of the Operating Company to discharge any Employee or Covered Employee at any time and to treat him without regard to the effect which such treatment might have upon him as a Participant.

     6.7 Choice of Law. This Plan shall be governed by and construed in accordance with the laws of the State of Georgia.

         IN WITNESS WHEREOF, Southern Company Services, Inc., through its officers duly authorized, hereby amends and restates The Southern Company Performance Pay Plan this _____ day of _________________, _____, to be effective January 1, 1996.

                         SOUTHERN COMPANY SERVICES, INC.



                         By:      ____________________________
                                 C. Alan Martin
                                 Vice President

Attest:



By:      ___________________________
         Tommy Chisholm
         Secretary

         [CORPORATE SEAL]

                              THE SOUTHERN COMPANY
                              PERFORMANCE PAY PLAN

                              Amended and Restated
                            Effective January 1, 1996

                                   SCHEDULE I

Employment Date              Accrual           Factor

January 1 - January 14       12/12    =          1.00

January 15 - February 14     11/12    =           .92

February 15 - March 14       10/12    =           .83

March 15 - April 14           9/12    =           .75

April 15 - May 14             8/12    =           .67

May 15 - June 14              7/12    =           .58

June 15 - July 14             6/12    =           .50

July 15 - August 14           5/12    =           .42

August 15 - September 14      4/12    =           .33

September 15 - October 14     3/12    =           .25

October 15 - November 14      2/12    =           .17

November 15 - December 14     1/12    =           .08

December 15 - December 31     0/12    =           .00

                              THE SOUTHERN COMPANY
                              PERFORMANCE PAY PLAN

                              Amended and Restated
                            Effective January 1, 1996

                                   SCHEDULE II

Termination Date                    Accrual                            Factor

December 15 - December 31           12/12              =                  1.00

November 15 - December 14           11/12              =                   .92

October 15 - November 14            10/12              =                   .83

September 15 - October 14            9/12              =                   .75

August 15 - September 14             8/12              =                   .67

July 15 - August 14                  7/12              =                   .58

June 15 - July 14                    6/12              =                   .50

May 15 - June 14                     5/12              =                   .42

April 15 - May 14                    4/12              =                   .33

March 15 - April 14                  3/12              =                   .25

February 15 - March 14               2/12              =                   .17

January 15 - February 14             1/12              =                   .08

January 1 - January 14               0/12              =                   .00

                              THE SOUTHERN COMPANY
                              PERFORMANCE PAY PLAN

                              Amended and Restated
                            Effective January 1, 1996

                                  SCHEDULE III
                     THE SOUTHERN COMPANY EARNINGS THRESHOLD








                  Year                                Percentage ROE


                  1996                                    12.1%

                              THE SOUTHERN COMPANY
                              PERFORMANCE PAY PLAN

                              Amended and Restated
                            Effective January 1, 1996

                                   SCHEDULE IV
                      OPERATING COMPANY EARNINGS THRESHOLD




         Percentage ROE

                                                    Southern
Year  Alabama  Georgia  Gulf  Mississippi  Savannah  Nuclear   SCS      SOCO
----  -------  -------  ----  -----------  --------  -------   ---      ----

1996   12.1%    12.1%   12.1%    12.1%       12.1%    12.1%   12.1%     12.1%

                              THE SOUTHERN COMPANY
                              PERFORMANCE PAY PLAN

                              Amended and Restated
                            Effective January 1, 1996

                                   SCHEDULE V
                                  COMPANY GOALS

Year              Goals


Date  Goals  (1)                    APC     GPC    Gulf   MPC     SAV   SNC
----  ----------                    ---     ---    ----   ---     ---   ---
1996  Cost  (2)
         Non - Fuel                 $634.8  $834   $144.2 $148.5  $57.1 $500.6
          Capital                   $414    $406   $70.8  $69.5   $32.6 $53.4
      Overhead - cost reduction
                 of 20% by 1998(3)  $206    $221   $33.0  $42.0   $15.0 $9
      Cashflow - above capital
                 reinvestment
           - free cash flow                 $300          Break
                                                          even
           - maximum expenditures
             authorized in 1996     $389           $68.2          $31.7 $51.2
           - special dividend
             requirement            $25     $200   $2.6   $1.2    $0.9
      Customer Satisfaction -
      Percentage of very satisfied  70.5%   67.5%  72.2   72.1%   70%   Best
      responses required                                                quartile
                                                                        of top
                                                                       utilities

(1)  Expressed in millions
(2)  GPC's & APC's cost goals exclude Nuclear costs
(3)  Indicates overhead level to be achieved in 1998.
The goal for SNC indicates total overhead reduction to be achieved in 1998.

                              THE SOUTHERN COMPANY
                              PERFORMANCE PAY PLAN

                              Amended and Restated
                            Effective January 1, 1996

                                   SCHEDULE VI

                               EXTRAORDINARY ITEMS

                              THE SOUTHERN COMPANY
                              PERFORMANCE PAY PLAN

                              Amended and Restated
                            Effective January 1, 1996

                                   APPENDIX A
                         SOUTHERN COMPANY EARNINGS TEST





                                                      Southern
Year   Alabama  Georgia   Gulf  Mississippi  Savannah  Nuclear   SCS    SOCO
----   -------  -------   ----  -----------  --------  -------   ---    ----
1996    12.1%    12.1%   12.1%     12.1%       12.1%    12.1%   12.1%   12.1%